UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 11, 2009
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities.

As part of Schweitzer-Mauduit International Inc.’s (the Company’s) strategy to restructure its base tobacco-paper business to make it more cost competitive, employees at PDM, located in Quimperlé, France were notified September 10, 2009 of the initiation of consultations with the unions and the Work’s Council regarding intended reductions of employment levels by 106 people, or 15% of the current workforce.  The contemplated reduction of PDM employment levels, primarily among general staff, is made possible by the installation of an enterprise resource planning computer system as well as the now nearly concluded closure of the Malaucène finished tipping facility, both of which reduce administrative requirements.

Meetings with the unions and the Work’s Council must be completed before the amount of the restructuring expenses, timing and ongoing benefits of the changes can be definitively known.  However, cash severance  expenses associated with this action are expected to total approximately $14 million through the planned completion of the actions in the second quarter of 2010 and result in annual pre-tax savings of approximately $8 million, or $0.36 per share, with roughly half of this savings to be realized during 2010.

Restructuring expenses associated with this action will be recorded beginning in the third quarter of 2009 through the expected second quarter 2010 completion of the staff reductions.  Financing of the approximate $14 million in projected cash severance expenses, which are expected to be paid by the end of 2011, can be fully secured through internally generated funds and Schweitzer-Mauduit’s existing bank credit facilities.

Certain of the above statements regarding employee reductions, restructuring expense, resulting benefits and the timing of those actions constitute “forward-looking statements.” For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that these forward-looking statements will be accurate since they are based on many assumptions which involve risks and uncertainties. The following important factors could cause the estimated employee reductions, earnings impacts and restructuring expenses to differ: changes in economic or industry conditions; issues arising from rationalization of operations; and other risks identified in our Securities and Exchange Commission reports and public announcements. We caution you not to place undue reliance on any forward-looking statement, and we undertake no obligation to update any forward-looking statements to reflect future events or developments.

On September 11, 2009, we issued a press release announcing our reorganization plan for our largest French mill (attached hereto as Exhibit 99.1).

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibit

99.1	Press Release, dated September 11, 2009, of Schweitzer-Mauduit International, Inc., announcing reorganization plan at its largest French mill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ Peter J. Thompson
Peter J. Thompson
Treasurer, Chief Financial and Strategic Planning Officer

Dated:  September 11, 2009

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
Current Report on Form 8-K
Dated September 11, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated September 11, 2009, of Schweitzer-Mauduit International, Inc., announcing reorganization plan at its largest French mill.